EXHIBIT 16.2

                                                 SME


                                                      --------------------------
                                                      SEROTTA
                                                      --------------------------
July 15, 1999                                         MADDOCKS
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                                                      EVANS & CO., CPA'S
                                                      --------------------------
                                                      A Professional Corporation
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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 14 included in the attached Form 10 dated July 15, 1999 of Apple Homes Corporation, Inc. and are in agreement with the statements contained therein.


Very truly yours,


/s/  Serotta Maddocks Evans & Co.
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SEROTTA MADDOCKS EVANS & CO., CPA'S




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             701 Greene Street, Suite 200 / Augusta, GA 30901-2322
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